UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2010

CHEM RX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place
Long Beach, New York 11561
(Address of principal executive office, including zip code)

(516) 889-8770
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

In connection with the Company’s exploration of transactions, including a sale or other investment, for the long-term financial viability of the Company, the Company’s advisors have circulated certain financial information provided by the Company, including the following:

•
As of March 31, 2010, the Company serviced approximately 69,500 beds in over 450 institutions, excluding 1,954 beds serviced through an Illinois joint venture in which Chem Rx owns a 49.9% stake, and generated LTM net revenues of $359 million.

•
From 2005 to 2009, Chem Rx achieved impressive compounded annual revenue growth of 14.9% (net revenues were $208.7 in 2005; $261.6 in 2006; $317.2 in 2007; $359.0 in 2008; $360.2 in 2009 and $363.3 in 2010 LTM).

•	Excluding unusual expenses and a $0.6 million loss associated with the joint venture (equity method), LTM EBITDA was $11.4 million for the twelve months ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: June 17, 2010	By:	/s/ Gary M. Jacobs
Name: Gary M. Jacobs
Title: Chief Financial Officer